ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

MEDICAL 21, INC.

Medical 21, Inc., a corporation organized and existing under and by the virtue of the Minnesota Business Corporation Act, hereby certifies as follows:

1.                 The name of the corporation is Medical 21, Inc. The original Articles of Incorporation were filed with the Minnesota Secretary of State on February 12, 2016.

2.                  These Articles of Amendment have been duly adopted pursuant to Minnesota Statutes, Chapter 302A.

3.                 That section 3.1 of Article 3 of the Articles of Incorporation is hereby amended by deleting the section entirely and replacing it with the following:

"3.1) Authorized Shares: Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 100,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 80,000,000 common shares and 20,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series."

4.                 The undersigned certifies that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if had signed this document under oath.

[Signature page follows

IN WITNESS WHEREOF, this document has been executed as of the 11th day of October,

2021.

MEDICAL 21, INC.

s://Manny Villafana

By: Manny Villafana

Its: Chief executive Officer and

Chairman of the Board

[Signature Page to the Articles of Amendment to Articles of Incorporation of Medical 21, Inc.]

Work Item 1263172600045

Original File Number 872647900040

STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE

FILED

10/12/2021 11:59 PM

s:// Steve Simon

Steve Simon

Secretary of State

Office of the Minnesota Secretary of State

Certificate of Incorporation

I, Steve Simon, Secretary of State of Minnesota, do certify that: The following business entity has duly complied with the relevant provisions of Minnesota Statutes listed below, and is formed or authorized to do business in Minnesota on and after this date with all the powers, rights and privileges, and subject to the limitations, duties and restrictions, set forth in that chapter.

The business entity is now legally registered under the laws of Minnesota.

Name: Medical 21, Inc.

File Number: 872647900040

Minnesota Statutes, Chapter: 302A

This certificate has been issued on: 02/12/2016

s:// Steve Simon

Steve Simon

Secretary of State

State of Minnesota

ARTICLES OF INCORPORATION OF

MEDICAL 21, INC.

The undersigned individual, being of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of the Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation:

ARTICLE 1 - NAME

1.1)       The name of the corporation is Medical 21, Inc.

ARTICLE 2 - REGISTERED OFFICE

2.1)       The registered office of the corporation is located at 1482 Hunter Drive, Wayzata, Minnesota 55391.

ARTICLE 3 - CAPITAL STOCK

3.1)          Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 50,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 40,000,000 common shares and 10,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

3.2)          Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.3)          Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions, and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

3.4)          Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

ARTICLE 4 - RIGHTS OF SHAREHOLDERS

4.1)          No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

4.2)           No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.

4.3)          Written Action by Shareholders. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders at which all shareholders were present. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by the required shareholders, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all shareholders, all shareholders must be notified of its text and effective time no later than five (5) days after the effective time of the action. Failure to provide the notice does not invalidate the written action. A shareholder who does not sign or consent to the written action has no liability for any action authorized by the written action.

ARTICLE 5 - WRITTEN ACTION BY DIRECTORS

5.1) Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS, CONVERSION AND DISSOLUTION

6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, (iv) to convert into a domestic limited liability company, or (v) to commence voluntary dissolution.

ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION

7.1)       After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed, or repealed by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY

8.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE 9 - INCORPORATOR

9.1)       The name and mailing address of the incorporator are as follows:

Julie A. Taylor

c/o Fredrikson & Byron P.A.

200 South 6th Street, Suite 4000

Minneapolis, MN 55402

[Signature page follows]

IN WITNESS WHEREOF, the undersigned incorporator has hereunto set her hand this

l2th day of February 2016.

s:// Julie A. Taylor

Julie A. Taylor

Work Item 872647900040 Original File Number 872647900040

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE FILED

02/12/2016 11:59 PM

s:// Steve Simon

Steve Simon

Secretary of State